Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2023 Third Quarter Results
Record Quarterly Revenue Up 11%, Net Income Up 78%, & Adjusted EBITDA Up 50%
Compared to Q3 FY2022
Company Updates FY2023 Outlook - Narrows Revenue Range and
Raises Net Income & Adjusted EBITDA Ranges
Record Backlog of $1.59 Billion

DOTHAN, AL, August 2, 2023 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today reported financial and operating results for the fiscal quarter ended June 30, 2023.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased with our third quarter results, representing the single highest revenue quarter in the Company’s history, despite a wetter-than-normal April and June. In addition, project backlog increased to $1.59 billion, a new record for CPI, and is reflective of continued strong demand momentum. Our team achieved margins 350 basis points higher than a year ago that led to significantly stronger net income, cash flow, and Adjusted EBITDA. Overall, our business is now experiencing operational performance typical for CPI, as we pursue healthy sources of recurring revenue and operate in a more stable cost environment. All of these factors continue to support our bullish outlook for near- and long-term profitable growth.”
Revenues were $421.9 million in the third quarter of fiscal 2023, an increase of 11% compared to $380.3 million in the same quarter last year. Excluding the impact of approximately $10 million of additional revenue from higher state liquid asphalt price index reimbursements in the third quarter last year resulting from a large increase in asphalt prices during that quarter(1), revenue growth was 14% for the third quarter of fiscal 2023.
Gross profit was $64.1 million in the third quarter of fiscal 2023, an increase of 45% compared to $44.3 million in the same quarter last year.
General and administrative expenses were $32.2 million in the third quarter of fiscal 2023, compared to $26.6 million in the same quarter last year.
Net income was $21.7 million in the third quarter of fiscal 2023, an increase of 78% compared to $12.2 million in the same quarter last year.
Net cash provided by operating activities in the third quarter was $48.9 million, compared to $13.0 million of net cash used in operating activities in the same quarter last year.
Adjusted EBITDA(1) in the third quarter of fiscal 2023 was $56.4 million, an increase of 50% compared to $37.6 million in the same quarter last year. Adjusted EBITDA margin(1) for the third quarter of fiscal 2023 was 13.4%, compared to 9.9% in the same quarter last year.
Project backlog was $1.59 billion at June 30, 2023, compared to $1.33 billion at June 30, 2022 and $1.52 billion at March 31, 2023.
Smith continued, “The Infrastructure Investment and Jobs Act (IIJA) is fully implemented and is driving investment in all six of our states’ roads, bridges, and airports, while the continued migration to the Southeast supports a vibrant commercial economy in our markets. CPI is well-positioned to meet this demand with our more than 4,000 talented and dedicated employees. Based on our increased profitability in the quarter and accounting for a wetter-than-normal April and June, we are narrowing our revenue range and raising our net income and Adjusted EBITDA ranges for our FY2023 Outlook.”
(1) Adjusted EBITDA, Adjusted EBITDA margin and revenues adjusted for liquid asphalt index reimbursements are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Fiscal Year 2023 Outlook
The Company’s outlook for fiscal year 2023 with regard to revenue, net income and Adjusted EBITDA is as follows:
•Revenue in the range of $1.535 billion to $1.555 billion
•Net income in the range of $41 million to $46 million
•Adjusted EBITDA(1) in the range of $161 million to $169 million
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “The CPI business model is demonstrating its efficiency as we return to historical norms in terms of passing through costs and converting backlog reflective of the changing macro-environment compared to our prior fiscal year. We founded the company on a strategy of pursuing recurring infrastructure repair and maintenance projects, generating sustainable and profitable growth, and that strategy is as vibrant now as at any point in our history. Generating record quarterly revenue and another record backlog while achieving an Adjusted EBITDA margin of 13.4% in the quarter compared to 9.9% in the same quarter last year demonstrates the strength of the CPI business model. Our team continues to do an outstanding job managing the business and executing on our proven strategy.”
Conference Call
The Company will conduct a conference call on August 2, 2023 at 9:00 a.m. Central Time to discuss financial and operating results for the quarter ended June 30, 2023. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through August 9, 2023 by calling (201) 612-7415 and using passcode ID: 13735456#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminal, the company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2023	2022	2023	2022
Revenues	$421,893	$380,272	$1,088,522	$908,621
Cost of revenues	357,821	336,022	967,674	818,910
Gross profit	64,072	44,250	120,848	89,711
General and administrative expenses	(32,231)	(26,584)	(93,945)	(76,530)
Gain on sale of property, plant and equipment	1,499	333	4,825	1,788
Gain on facility exchange	—	—	5,389	—
Operating income	33,340	17,999	37,117	14,969
Interest expense, net	(5,039)	(2,054)	(13,801)	(4,177)
Other income	493	178	925	337
Income before provision for income taxes	28,794	16,123	24,241	11,129
Provision for income taxes	7,117	3,955	6,153	2,868
Net income	21,677	12,168	18,088	8,261
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on interest rate swap contract, net	4,127	1,729	(625)	8,754
Unrealized loss on restricted investments, net	(129)	(154)	(12)	(276)
Other comprehensive income (loss)	3,998	1,575	(637)	8,478
Comprehensive income	$25,675	$13,743	$17,451	$16,739

Net income per share attributable to common stockholders:
Basic	$0.42	$0.23	$0.35	$0.16
Diluted	$0.41	$0.23	$0.35	$0.16

Weighted average number of common shares outstanding:
Basic	51,827,448	51,793,245	51,826,578	51,760,384
Diluted	52,293,846	51,888,511	52,114,438	51,928,427

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	September 30,
	2023	2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$54,878	$35,531
Restricted cash	71	28
Contracts receivable including retainage, net	254,972	265,207
Costs and estimated earnings in excess of billings on uncompleted contracts	33,449	29,271
Inventories	88,233	74,195
Prepaid expenses and other current assets	9,694	12,957
Total current assets	441,297	417,189
Property, plant and equipment, net	502,732	481,412
Operating lease right-of-use assets	17,484	13,985
Goodwill	157,289	129,465
Intangible assets, net	21,169	15,976
Investment in joint venture	87	87
Restricted investments	13,353	6,866
Other assets	30,428	30,541
Total assets	$1,183,839	$1,095,521
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$126,745	$130,468
Billings in excess of costs and estimated earnings on uncompleted contracts	68,748	52,477
Current portion of operating lease liabilities	2,385	2,209
Current maturities of long-term debt	14,000	12,500
Accrued expenses and other current liabilities	28,935	28,484
Total current liabilities	240,813	226,138
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	405,416	363,066
Operating lease liabilities, net of current portion	15,607	12,059
Deferred income taxes, net	25,700	26,713
Other long-term liabilities	15,203	11,666
Total long-term liabilities	461,926	413,504
Total liabilities	702,739	639,642
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at June 30, 2023 and September 30, 2022	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 43,760,546 shares issued and 43,728,310 shares outstanding at June 30, 2023 and 41,195,730 shares issued and 41,193,024 shares outstanding at September 30, 2022	44	41
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,921,463 shares issued and 8,998,511 shares outstanding at June 30, 2023 and 14,275,867 shares issued and 11,352,915 shares outstanding at September 30, 2022	12	15
Additional paid-in capital	264,480	256,571
Treasury stock, at cost, 32,236 shares of Class A common stock at June 30, 2023 and 2,706 shares at September 30, 2022, par value $0.001	(178)	(39)
Treasury stock, at cost, 2,922,952 shares of Class B common stock at June 30, 2023 and September 30, 2022, par value $0.001	(15,603)	(15,603)
Accumulated other comprehensive income, net	16,983	17,620
Retained earnings	215,362	197,274
Total stockholders’ equity	481,100	455,879
Total liabilities and stockholders’ equity	$1,183,839	$1,095,521

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Nine Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$18,088	$8,261
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by (used in) operating activities:
Depreciation, depletion, accretion and amortization of long-lived assets	57,769	50,291
Amortization of deferred debt issuance costs and debt discount	225	198
Unrealized loss (gain) on derivative instruments	1,408	(2,589)
Provision for bad debt	450	(1,077)
Gain on sale of property, plant and equipment	(4,825)	(1,788)
Gain on facility exchange	(5,389)	—
Realized losses on restricted investments	10	—
Equity-based compensation expense	7,909	5,094
Deferred income tax benefit	(145)	(193)
Other non-cash adjustments	(117)	97
Changes in operating assets and liabilities, net of acquisition:
Contracts receivable including retainage	22,777	(71,865)
Costs and estimated earnings in excess of billings on uncompleted contracts	(3,580)	(9,487)
Inventories	(11,999)	(21,726)
Prepaid expenses and other current assets	3,214	(2,327)
Other assets	(283)	(2,893)
Accounts payable	(7,441)	30,025
Billings in excess of costs and estimated earnings on uncompleted contracts	14,159	13,379
Accrued expenses and other current liabilities	(1,741)	(6,946)
Other long-term liabilities	4,053	3,825
Net cash provided by (used in) operating activities, net of acquisitions	94,542	(9,721)
Cash flows from investing activities:
Purchases of property, plant and equipment	(79,046)	(52,236)
Proceeds from sale of property, plant and equipment	12,640	4,184
Proceeds from facility exchange	36,987	—
Proceeds from restricted investments	1,403	—
Business acquisitions, net of cash acquired	(82,740)	(102,893)
Purchase of restricted investments	(7,882)	(7,662)
Net cash used in investing activities	(118,638)	(158,607)
Cash flows from financing activities:
Net proceeds from revolving credit facility	38,000	142,300
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	15,000	—
Repayments of long-term debt	(9,375)	(5,000)
Purchase of treasury stock	(139)	(39)
Net cash provided by financing activities	43,486	137,261
Net change in cash, cash equivalents and restricted cash	19,390	(31,067)
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	35,559	57,251
Cash, cash equivalents and restricted cash, end of period	$54,949	$26,184

Supplemental cash flow information:
Cash paid for interest	$14,319	$5,727
Cash paid for income taxes	$1,021	$1,372
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$5,417	$6,209
Cash paid for operating lease liabilities	$1,802	$1,783
Non-cash items:
Property, plant and equipment included with accounts payable at period end	$2,078	$1,236
Amounts payable to seller in business combination	$—	$600

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt and (vi) certain management fees and expenses. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. Revenues adjusted for liquid asphalt index reimbursements represent revenues net of payments received as reimbursement for increases in the index price of liquid asphalt during the period. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present these metrics because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these metrics may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin for the periods presented:

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended June 30, 2023 and 2022
(unaudited, in thousands, except percentages)

	For the Three Months Ended June 30,
	2023	2022
Net income	$21,677	$12,168
Interest expense, net	5,039	2,054
Provision for income taxes	7,117	3,955
Depreciation, depletion, accretion and amortization	19,536	17,244
Equity-based compensation expense	2,737	1,848
Management fees and expenses (1)	383	370
Adjusted EBITDA	$56,489	$37,639
Revenues	$421,893	$380,272
Adjusted EBITDA Margin	13.4%	9.9%
(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2023 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2023
	Low	High
Net income	$41,000	$46,000
Interest expense, net	18,000	18,400
Provision for income taxes	13,800	15,500
Depreciation, depletion, accretion and amortization	76,700	77,000
Equity-based compensation expense	9,800	10,400
Management fees and expenses (1)	1,700	1,700
Adjusted EBITDA	$161,000	$169,000

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.

The following table presents a reconciliation of revenues, the most directly comparable measure calculated in accordance with GAAP, to revenues adjusted for liquid asphalt index reimbursements for the periods presented:
Construction Partners, Inc.
Revenues Adjusted for Liquid Asphalt Index Reimbursements
Fiscal Quarters Ended June 30, 2023 and 2022
(unaudited, in thousands)

	For the Three Months Ended June 30,
	2023	2022
Revenues	$421,893	$380,272
Impact of liquid asphalt index reimbursements	(1,599)	(10,013)
Revenues adjusted for liquid asphalt index reimbursements	$420,294	$370,259